Exhibit 10(xi)














                                 MONROE BANCORP


                   DIRECTORS' 2005 DEFERRED COMPENSATION PLAN

                                   ADOPTION OF
                                   -----------
                                 MONROE BANCORP
                                 --------------
                   DIRECTORS' 2005 DEFERRED COMPENSATION PLAN
                   ------------------------------------------


         Pursuant to resolutions adopted by the Board of Directors of Monroe Bancorp (the "Company"), the undersigned officers of the Company hereby adopt Monroe Bancorp Directors' 2005 Deferred Compensation Plan, effective as of January 1, 2005, on behalf of the Company, in the form attached hereto.

         Dated this 17th day of November, 2005.



                                                     MONROE BANCORP



                                                     By:  /s/ Mark D. Bradford
                                                         ---------------------

                                                     Its:  President and CEO
                                                           -------------------

ATTEST:

/s/  Gordon M. Dyott
--------------------

Its:  Executive Vice President and CFO
      --------------------------------

                                 MONROE BANCORP
                   DIRECTORS' 2005 DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------

                                                                                             PAGE
                                                                                             ----

Article I INTRODUCTION .........................................................................1

         Section 1.1           Purpose..........................................................1
         Section 1.2           Effective Date;  Plan Year.......................................1
         Section 1.3           Administration...................................................1
         Section 1.4           Supplements......................................................1
         Section 1.5           Definitions......................................................1


Article II ELIGIBILITY AND PARTICIPATION........................................................2



Article III CONTRIBUTIONS AND ALLOCATIONS.......................................................2

         Section 3.1           Participant Deferral Contributions...............................2
         Section 3.2           Deferral Elections...............................................2
         Section 3.3           Plan Account.....................................................3
         Section 3.4           Investment Credits...............................................3
         Section 3.5           Account Allocations..............................................3
         Section 3.6           Military Service.................................................3


Article IV BENEFIT PAYMENTS.....................................................................3

         Section 4.1           Time of Payment of Benefits......................................3
         Section 4.2           Manner of Payment................................................4
         Section 4.3           Manner of Payment Elections......................................5
         Section 4.4           Vesting..........................................................5
         Section 4.5           Death of the Participant.........................................5
         Section 4.6           Beneficiary Designations.........................................5


Article V BENEFIT CLAIMS........................................................................5



Article VI FUNDING AND TRANSFERS................................................................6

         Section 6.1           Unfunded Status..................................................6
         Section 6.2           Investments......................................................6


                                       i

Article VII AMENDMENT AND TERMINATION OF THE PLAN...............................................6

         Section 7.1           Amendment of the Plan............................................6
         Section 7.2           Termination of the Plan..........................................6


Article VIII MISCELLANEOUS......................................................................6

         Section 8.1           Governing Law....................................................6
         Section 8.2           Headings and Gender..............................................6
         Section 8.3           Withholding of Taxes.............................................7
         Section 8.4           Spendthrift Clause...............................................7
         Section 8.5           Counterparts.....................................................7
         Section 8.6           No Enlargement of Rights.........................................7
         Section 8.7           Limitations on Liability.........................................7
         Section 8.8           Incapacity of Participant or Beneficiary.........................7
         Section 8.9           Evidence.........................................................7
         Section 8.10          Action by Company................................................7
         Section 8.11          Severability.....................................................7
         Section 8.12          Information to be Furnished by a Participant.....................8


















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


                                   ARTICLE I

                                  INTRODUCTION
                                  ------------

     Section 1.1 Purpose. The purpose of the Monroe Bancorp Directors' 2005 Deferred Compensation Plan (the "Plan") is to permit members of the Board of Directors (the "Board") of Monroe Bancorp (the "Company") to elect to defer all or a portion of the fees payable to them for their services as Board members. It is the intention of the Company that the Plan constitute a deferred compensation arrangement that complies with Section 409A of the Internal Revenue Code, as amended (the "Code"). Consequently, the Plan will be administered and its provisions interpreted consistently with that intention.

     Section 1.2.Effective Date; Plan Year. The "Effective Date" of the Plan is January 1, 2005. The "Plan Year" is the 12-month period beginning on each January 1 and ending on the next following December 31.

     Section 1.3 Administration. The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Administrator"). The Administrator, from time to time, may adopt any rules and procedures it deems necessary or desirable for the proper and efficient administration of the Plan that are consistent with the terms of the Plan. Any notice or document required to be given or filed with the Administrator will be properly given or filed if delivered to or mailed, by registered mail, postage paid, to the Compensation Committee of the Board of Directors, Monroe Bancorp, 210 East Kirkwood, Bloomington, Indiana 47408.

     Section 1.4 Supplements. The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the supplement and any other Plan provisions.

     Section 1.5 Definitions. The following terms are defined in the Plan in the following Sections:

                   Term                                         Plan Section
                   ----                                         ------------

                   Account...................................   3.3
                   Administrator.............................   1.3
                   Board.....................................   1.1
                   Code......................................   1.1
                   Company...................................   1.1
                   Compensation..............................   3.1
                   Disabled..................................   4.1
                   Effective Date............................   1.2
                   Investment Account........................   6.2
                   Participant Deferral Contribution.........   3.1
                   Plan......................................   1.1
                   Plan Year.................................   1.2
                   Trust.....................................   6.1

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

     Any duly elected and serving member of the Board will become a Participant in the Plan as of the later of the Effective Date or the date the individual becomes a Board member. A Participant may be removed as an active Participant by the Administrator effective as of any date, so that he will not be entitled to make deferrals under Article III on or after that date.

                                  ARTICLE III

                          CONTRIBUTIONS AND ALLOCATIONS
                          -----------------------------

     Section 3.1 Participant Deferral Contributions. Subject to the terms and limitations of this Article III, a Participant may elect, pursuant to Section 3.2, to have all or a portion of his Compensation payable in any Plan Year withheld by the Company and credited as a "Participant Deferral Contribution" under this Plan. The term "contribution" is used for ease of reference; however, credits are merely credits to the Account, which is a bookkeeping account. The term "Compensation" for purposes of this Plan means the fees payable by the Company to the Participant for the Participant's services as a Board member.

     Section 3.2 Deferral Elections. Participant Deferral Contributions will be withheld from the Compensation payable to a Participant in accordance with the following terms and conditions.

     (a) Requirement for Deferral Elections. As a condition to the Company's obligation to withhold and the Administrator's obligation to credit Participant Deferral Contributions for the benefit of a Participant pursuant to Section 3.1, the Participant must complete and file a participation agreement with the Administrator (in a format prescribed by the Administrator).

     (b) Timing of Execution and Delivery of Elections. To be effective to defer any portion of a Participant's Compensation, a participation agreement must be filed with the Administrator with respect to that Compensation on or prior to the last day of the calendar year preceding the Plan Year in which the services giving rise to the Compensation are performed. For example, to defer Compensation payable with respect to services performed during the 2006 Plan Year, an election must be filed on or before December 31, 2005.

     (c) Initial Eligibility. In the case of the first Plan Year in which an individual becomes a Participant, the participation agreement may be filed at any time within 30 days of the date the individual becomes a Participant (rather than the date specified under subsection (b)). This initial election will only apply to Compensation paid for services performed after the filing of the participation agreement. This special initial eligibility election rule will not apply if the Participant is or has been a participant in a deferred compensation arrangement required to be aggregated with this Plan under the rules of Section 409A.

     (d) Modification of Deferral Elections. Once made, a deferral election will remain in effect, unless and until the election is revoked or a new election filed. The revocation or new election must be filed in accordance with the requirements of subsection (b) above. No election may be changed for Compensation payable for a Plan Year after the last day of the election period described in subsection (b). For example, any election in place for 2006 Compensation may not be changed after December 31, 2005.

     Section 3.3 Plan Account. The Administrator will establish and maintain an "Account" under the Plan for each Participant and will increase and decrease a Participant's Account as provided in Section 3.5.

     Section 3.4 Investment Credits. A Participant's Account will be increased or decreased to reflect the increase or decrease in the value of the Investment Account established for the Participant pursuant to Section 6.2.

     Section 3.5 Account Allocations. As of each accounting date, each Participant's Account will be:

     (i) increased by the amount credited to the Account under Section 3.1 since the last accounting,

     (ii) increased or decreased by the amount determined under Section 3.4 since the last accounting,

     (iii) decreased by any payment made under Article IV, and

     (iv) decreased by the expenses incurred for the administration and maintenance of the Plan, in such amounts and at such times determined by the Administrator.

     The accounting date under this Section will be any date determined by the Administrator. However, the accounting required under this Section must be made, at a minimum, as of the last day of each Plan Year quarter.

     Section 3.6 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                   ARTICLE IV

                                BENEFIT PAYMENTS
                                ----------------

     Section 4.1 Time of Payment of Benefits. A Participant will receive or will begin to receive payment of his vested Account balance (as determined under Article III and Section 4.4) as soon as administratively practicable following the date specified for payment or the commencement of payment by the Participant.

     (a) Timing of Execution and Delivery of Election. A Participant may elect the date his vested Account balance will be paid or will begin to be paid by completing and filing a participation agreement or other election form approved by the Administrator with the Administrator. The specified date must be a date at least two years from the beginning of the Plan Year for which the first deferral under the Plan is made. To be effective, the election under this Section must be made at the time the Participant first makes a deferral election under this Plan (or under any other plan required to be aggregated with this Plan pursuant to the requirements of Code Section 409A). In lieu of specifying a date certain, a Participant may elect to have payment made or commenced as soon as practicable following the date he is no longer serving as a Board member. If no date is specified, payment will be made or commenced as soon as practicable following the date the Participant is no longer serving as a Board member.

     (b) Death or Disability. If the Participant dies or becomes Disabled prior to the specified payment date, payment will be made or commenced as soon as practicable following the date of death or the date the Administrator determines that the Participant is Disabled. For purposes of this Plan, the term "Disabled" means the inability of the Participant in question to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Administrator will be the sole and final judge of whether a Participant is Disabled for purposes of this Plan, after consideration of any evidence it may require, including the reports of any physician or physicians it may designate.

     (c) Modification of Elections. An election as to the date payment will be made or commenced may be modified by a Participant by filing a new participation agreement or election form with the Administrator; provided, however, that: (i) the new election will not take effect until at least 12 months after the date the new election is filed,
          (ii) the single lump sum payment or the first payment of installment payments will be delayed for a period of not less than five years from the date the payment or first payment would otherwise have been made, and (iii) the new election is filed with the Administrator at least 12 months prior to the date of the first scheduled payment under the Plan.

     Section 4.2 Manner of Payment. The vested balance of a Participant's Account will be distributed in cash or kind, as determined by the Administrator, in:

     (a)  A single lump sum payment;

     (b) Quarterly, semi-annual or annual installment payments over a period of 2 to 20 years; or

     (c)  A combination of the methods specified in subsections (a) and (b).

     Section 4.3 Manner of Payment Elections. A Participant may elect the manner in which his vested Account balance will be paid to him under Section 4.2 and to his beneficiaries under Section 4.5 in accordance with the terms and conditions of this Section. To elect installment payments under subsection 4.2(b) or a combination of a single lump sum payment and installment payments under subsection 4.2(c), a Participant must file a participation agreement or an election form with the Administrator (on a form or forms prescribed by the Administrator). To be effective, the Participant's election of a payment method must be filed with the Administrator at the time the Participant first makes a deferral election under the Plan. An election as to the form of payment may not be changed after the payment has been made or payments have commenced. Prior to that time, a Participant may change his election by filing a new election form with the Administrator; provided, however, that: (i) the new election will not take effect until at least 12 months after the date the new election is filed;
(ii) the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and (iii) the new election is filed at least 12 months prior to the date of the first scheduled payment under the Plan. If no election is made or if the election is not timely or properly made, distribution will be made in the form of a single lump sum payment.

     Section 4.4 Vesting. A Participant will be fully "vested" in his Account balance at all times.

     Section 4.5 Death of the Participant. In the event a Participant dies before he has received his entire Account balance, the unpaid balance will be paid to his designated beneficiary or beneficiaries as soon as administratively practicable after the Participant's death in a single sum payment or in installments (as described in Section 4.2) as elected under Section 4.3.

     Section 4.6 Beneficiary Designations. A Participant may designate a beneficiary or beneficiaries to receive any amount payable under Section 4.5. A Participant may change his designation of beneficiaries at any time by filing with the Administrator a written notice of the change on a form approved by the Administrator. If no designation is in effect on the Participant's death, or if the designated beneficiary does not survive the Participant, his beneficiary will be his surviving spouse, if any, and then his estate.

                                   ARTICLE V

                                 BENEFIT CLAIMS
                                 --------------

     While a Participant or beneficiary need not file a claim to receive his benefit under the Plan, if he wishes to do so, a claim must be made in writing and filed with the Administrator. If a claim is denied, the Administrator will furnish the claimant with written notice of its decision. A claimant may request a review of the denial of a claim for benefits by filing a written request with the Administrator. The Administrator will afford the claimant a full and fair review of such request.

                                   ARTICLE VI

                              FUNDING AND TRANSFERS
                              ---------------------

     Section 6.1 Unfunded Status. The Company will contribute funds to an irrevocable "rabbi trust" (the "Trust") to provide for the benefits created by this Plan. The Trust will be maintained in such a fashion that the Plan at all times for purposes of the Code will be unfunded and will constitute a mere promise by the Company to make Plan benefit payments in the future. Any and all rights created under this Plan will be unsecured contractual rights against the Company.

     Section 6.2 Investments. Subject to the provisions of Section 6.1, the Company will establish an investment account for each Participant under the Trust (the "Investment Account"). The Investment Account will, consequently, at all times remain an asset of the Company and will be subject to the claims of the Company's general creditors. A Participant may request that the Investment Account be allocated among available investment options established by the Administrator under the Investment Account. The initial allocation request may be made at the time of enrollment. Investment allocation requests will remain effective until changed in accordance with procedures established by the Administrator.

                                  ARTICLE VII

                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

     Section 7.1 Amendment of the Plan. The Company may amend the Plan at any time in its sole discretion. Notwithstanding the foregoing, the Company may not amend the Plan to reduce a Participant's Account balance as determined on the day preceding the effective date of the amendment.

     Section 7.2 Termination of the Plan. The Company may terminate the Plan at any time in its sole discretion. Absent an amendment to the contrary, Plan benefits that had accrued prior to the termination will be paid at the times and in the manner provided for by the Plan at the time of the termination.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     Section 8.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, without reference to that state's choice of law principles, except in those areas preempted by the laws of the United States of America in which case the federal laws will control.

     Section 8.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the Plan provisions. In any necessary construction, the masculine will include the feminine and the singular the plural, and vice versa.

     Section 8.3 Withholding of Taxes. The Company will withhold from any amount payable under this Plan all federal, state, city and local taxes as legally required.

     Section 8.4 Spendthrift Clause. No benefit or interest available under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant or a Participant's beneficiary, either voluntarily or involuntarily.

     Section 8.5 Counterparts. This Plan may be executed in any number of counterparts, each one constituting but one and the same instrument, and may be sufficiently evidenced by any one counterpart.

     Section 8.6 No Enlargement of Rights. Nothing contained in the Plan may be construed as a contract of employment between the Company and any person, nor may the Plan be deemed to give any person the right to be retained as a director or limit the right of the Company to dismiss a director.

     Section 8.7 Limitations on Liability, Notwithstanding any other provision of the Plan, neither the Company nor any individual acting as an employee or agent of the Company will be liable to a Participant or any beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same has been judicially determined to be due to the gross negligence or willful misconduct of that person.

     Section 8.8 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a prior claim for the distribution has been made by a duly qualified guardian or other legal representative), then, unless and until a claim for the distribution has been made by a duly appointed guardian or other legal representative of the person, the Administrator may provide for the distribution to be made to any other individual or institution then contributing toward or providing for the care and maintenance of the person. Any payment made for the benefit of the person under this Section will be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan.

     Section 8.9 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying on the evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     Section 8.10 Action by Company. Any action required of or permitted by the Company under the Plan will be by resolution of the Company's Board of Directors, by the Compensation Committee of the Board of Directors, or by a person or persons authorized by resolution of the Compensation Committee or the Board of Directors.

     Section 8.11 Severability. In the event any provisions of the Plan are held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if the illegal or invalid provisions had never been contained in the Plan.

     Section 8.12 Information to be Furnished by a Participant. A Participant, or any other person entitled to benefits under the Plan, must furnish the Administrator with any and all documents, evidence, data or other information the Administrator considers necessary or desirable for the purpose of administering the Plan. Benefit payments under the Plan are conditioned on a Participant (or other person who is entitled to benefits) furnishing full, true and complete data, evidence or other information to the Administrator, and on the prompt execution of any document reasonably related to the administration of the Plan requested by the Administrator.









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